Exhibit 4.2

                CLASS A COMMON STOCK PURCHASE WARRANT CERTIFICATE
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NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE
OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                CLASS A COMMON STOCK PURCHASE WARRANT CERTIFICATE

                         Dated: ________________________

                             ______________ Warrants

                         to Purchase ____________ Shares

                    of Common Stock, $.01 Par Value Per Share


     PELICAN PROPERTIES INTERNATIONAL, CORP., a Florida corporation (the "Company"), hereby certifies that _________________, its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on the date hereof up through March 19, 2000, ______________ shares (the "Warrant Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at $5.00 per share (the "Exercise Price"). This Warrant is one of a series (collectively, the "Warrants") which entitle the Holders thereof to purchase an aggregate of 200,000 shares of Common Stock.

     1. Exercise of Warrants. Upon presentation and surrender of this Class A Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "this Certificate"), with the attached Purchase Form duly executed, at the principal office of the Company at 38801 Overseas Highway, Big Pine Key, Florida 33043, together with a bank check, certified check or other form of payment acceptable to the Company in the amount of the Exercise Price multiplied by the number of Warrant Shares being purchased, the Company, or the Company's Transfer Agent as the case may be, shall deliver to the holder hereof, certificates of Common Stock which in the aggregate represent the number of Warrant Shares being purchased. All or less than all of the Warrants represented by this Certificate, as provided above, may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling said holder to purchase the number of Warrant Shares represented by this Certificate which have not been exercised.



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     2. Exchange and Transfer. This Certificate at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Certificates of like tenor registered in the name of the same holder, for another Certificate or Certificates of like tenor in the name of such holder exercisable for the aggregate number of Warrant Shares as the Certificate or Certificates surrendered.

     3. Rights and Obligations of Holder of this Certificate.

     (a) The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of some or all of the Warrants, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

     (b) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (x) the Exercise Price on the record date of such division on the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and
(y) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event as provided in subitem (x) hereinabove.

     (c) In case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property), or the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall be delivered upon exercise of the Warrant Certificate the number of shares of stock or other securities or


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property to which a holder of the number of shares of Common Stock would have been entitled upon such action if this Warrant Certificate had been exercised immediately prior to such action.

     4. Common Stock.

     (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable.

     (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including the Warrants.

     5. Issuance of Certificates. As soon as possible after full or partial exercise of this Warrant, but in any event not more than three (3) business days of receipt of payment by the Company for such exercise, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which that holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant. If on any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. All such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold face language appearing on Page 1 of this Warrant Certificate.

     6. Disposition of Warrants or Shares. The holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Warrant Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Warrant Shares will be made in violation of the provisions of the Act. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

     7. Redemption. The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant at any time commencing on the date hereof, upon thirty (30) days' prior written notice. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive


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the $.05 per Warrant upon surrender of this Warrant Certificate. Upon thirty
(30) days' prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable.

     8. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service or private overnight mail service (e.g. Federal Express). Any such notice shall be deemed to have been given (a) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (b) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8):

         If to the Company:               PELICAN PROPERTIES INTERNATIONAL,
                                          CORP.
                                          38801 Overseas Highway
                                          Big Pine Key, Florida 33043

         If to the Holder:                _____________________________

                                          _____________________________

                                          _____________________________

                                          _____________________________

                                          _____________________________


     9. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of Florida without giving effect to the conflicts of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of Florida, County of Dade.

     10. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not be a part of this Certificate.


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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.


                                    PELICAN PROPERTIES INTERNATIONAL, CORP.


Date: _________________             By:____________________________________
                                             _________________, President




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                              ELECTION TO PURCHASE

                          To Be Executed by the Holder
                      in Order to Exercise the Common Stock
                          Purchase Warrant Certificate

         The undersigned Holder hereby irrevocably elects to exercise _____ of the Warrants represented by this Common Stock Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for securities be issued in the name of:


                     ______________________________________
                     (Please type or print name and address)

                     ______________________________________

                     ______________________________________

                     ______________________________________
                 (Social Security or tax identification number)

and delivered to _______________________________________________

________________________________________________________________________________
                     (Please type or print name and address)

and, if such number of Warrants shall not be all the Warrants evidenced by this Common Stock Warrant Certificate, that a new Common Stock Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

         In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_____________ by check or money order payable in United States currency to the order of [Company].

                                      [HOLDER]


Dated:_________________               By:____________________________
                                      Name:
                                      Title:

                                      __________________________________________
                                                      (Address)

                                      __________________________________________

                                      __________________________________________
                                             (Social Security or tax
                                              identification number)



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